UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 3, 2011

Majestic Capital, Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-32705	98-0521707
(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2062, Hamilton HM HX, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

(441) 295-6689
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 3, 2011, Majestic Capital, Ltd. (“Majestic Capital”) and Majestic USA Capital, Inc. (“Majestic USA”), a wholly-owned subsidiary of Majestic Capital, entered into (i) a Supplemental Indenture (the “Supplemental Indenture”), dated as of March 3, 2011, among Majestic USA, Majestic Capital and The Bank of New York Mellon Trust Company, National Association, as trustee (the “Trustee”), to the Indenture dated as of November 14, 2006 (the “Indenture”), pursuant to which Majestic USA issued Junior Subordinated Debt Securities due December 15, 2036, and (ii) an Amendment No. 1 (the “Amendment”), dated as of March 3, 2011, to the Amended and Restated Declaration of Trust (“Declaration of Trust”), dated November 14, 2006, of CRM USA Holdings Trust I (the “Trust’), among the Trust, BNY Mellon Trust of Delaware, as Delaware trustee, the Trustee, as institutional trustee, Majestic USA, as sponsor, and Majestic Capital, as parent guarantor, pursuant to which the Trust issued Trust Preferred Securities due December 15, 2036.

The purpose of the Supplemental Indenture and the Amendment is to amend certain events of default and covenants contained in the Indenture and Declaration of Trust as follows:

•
include a definition for “Premium Volume” which means the aggregate of (1) direct written premium and assumed written premium (as such terms are defined by applicable statutory accounting practices) generated from insurance policies written by our insurance company subsidiaries and (2) direct written premium and assumed written premium (as such terms are defined by applicable statutory accounting practices) produced or managed under Majestic USA’s insurance services segment, including premiums produced or managed as an insurance producer, managing general agent or managing general underwriter;

•	amend Section 5.01(h) of the Indenture (which defines certain events as Events of Default (as defined in the Indenture)) to:

-
modify the Events of Default to provide that an Event of Default will occur if (1) the dollar amount of the Premium Volume in any calendar year fails to exceed 51% of the Premium Volume in the previous calendar year or (2) the Company sells more than 51% of its rights to renew its Premium Volume in one or more transactions over the course of a twelve (12) month period;

-	eliminate the downgrade of an A.M. Best rating below B- or the withdrawal of an A.M. Best rating as an Event of Default;

•
amend Section 3.08 of the Indenture (which contains restrictive covenants on our ability to, among other things, declare dividends and incur additional indebtedness) to (1) make changes to the restrictive covenants in Section 3.08 that conform to the changes to Section 5.01(h) and (2) limit the restrictive covenants in Section 3.08 to Affiliates (as defined in the Indenture) of Majestic USA or Majestic Capital that are controlled by Majestic USA or Majestic Capital; and

•	amend the Declaration of Trust to conform the terms of the Common Securities and Capital Securities to the amendments made to the Indenture.

Copies of the Supplemental Indenture and the Amendment are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein in their entirety. The foregoing summary of the amendments to the Indenture and Declaration of Trust is qualified in its entirety by reference to the Supplemental Indenture and the Amendment.

Item 8.01. Other Information.

On March 3, 2011, Majestic Capital issued a press release announcing the successful completion of Majestic USA’s solicitation of consents with respect to the amendments and execution of the Supplemental Indenture and the Amendment. A copy of the press release is attached as Exhibit 99.1 hereto.

Majestic Capital is furnishing Exhibit 99.1 to this Current Report in accordance with Item 8.01. The exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Supplemental Indenture, dated as of March 3, 2011, among Majestic USA, Majestic Capital, and the Trustee.

4.2
Amendment No. 1, dated as of March 3, 2011, to the Amended and Restated Declaration of Trust, dated November 14, 2006, of the Trust, among the Trust, BNY Mellon Trust of Delaware, as Delaware Trustee, the Trustee, as Institutional Trustee, Majestic USA, as sponsor, and Majestic Capital, as parent guarantor.

99.1	News Release of the Company dated March 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 3, 2011	Majestic Capital, Ltd.

	By:	/s/ James J. Scardino
James J. Scardino
Chief Executive Officer